Exhibit 99.1

FOR IMMEDIATE RELEASE

First National Community Bancorp, Inc. Reports

First Quarter 2016 Net Income

Dunmore, Pa., April 29, 2016/Globe Newswire/—First National Community Bancorp, Inc. (OTCQX: FNCB), the parent company of Dunmore-based First National Community Bank (the “Bank”), announced operating results for the quarter ended March 31, 2016. FNCB reported net income of $1.1 million, or $0.07 per basic and diluted share. Net income for the comparable period of 2015 was $3.5 million, or $0.21 per basic and diluted share. The $2.4 million decrease in first quarter earnings reflected lower non-interest income, a provision for loan and lease losses in 2016 versus a credit for loan and lease losses in 2015, partially offset by an increase in net interest income. Annualized return on average assets and return on average equity were 0.42% and 5.15%, respectively, for the three months ended March 31, 2016, compared to 1.45% and 26.34%, respectively, for the same three months of 2015. FNCB paid holders of its common stock a dividend of $0.02 per share for the first quarter of 2016. FNCB did not pay a dividend for the first quarter of 2015.

Performance Highlights:

●	Paid a dividend of $0.02 per share in the first quarter of 2016, the first quarterly dividend payment since the fourth quarter of 2009;
●	Year over year growth of $1.3 million, or 20.0%, in net interest income;
●	26 basis point improvement in tax-equivalent net interest margin in the first quarter of 2016 compared to same quarter of 2015;
●	Year over year growth of 9.4% in average earning assets; and
●	Paid $10.8 million in deferred and accrued interest on subordinated debt.

“We are pleased with FNCB’s first quarter results, which reflected normalized core earnings growth, net interest margin improvement and strong earning asset growth” stated Steven R. Tokach, President and Chief Executive Officer. “In addition, we were successful in achieving two significant goals during the first quarter. We were able to make our subordinated noteholders whole as to deferred interest, which significantly improved our leverage position, and provide a return to our loyal shareholders through the payment of a first quarter dividend. We sincerely appreciate the ongoing trust and support of these stakeholders,” concluded Mr. Tokach.

Summary Results for the Three Months Ended March 31, 2016

Net interest income before the provision for loan and lease losses was $7.5 million for the first three months of 2016, an increase of $1.3 million, or 20.0%, compared to $6.3 million for the same period in 2015. Tax-equivalent interest income increased $0.8 million, or 10.7%, to $8.7 million for the three-month period ended March 31, 2016 compared to $7.9 million in 2015. The increase primarily reflected an $84.9 million, or 9.4%, increase in average earning assets. Specifically, average loans grew $56.8 million, or 8.4%, comparing the first quarters of 2016 and 2015, while average investment securities increased $59.1 million, or 29.8%. Also positively impacting net interest income was a 27 basis point decrease in the cost of funds to 0.48% for the first three months of 2016 from 0.75% for the same three months of 2015, which was the primary factor leading to a $0.4 million reduction in interest expense. Causing the greatest impact in funding costs was a 168 basis point decrease in the cost of borrowed funds, which resulted from a modification of the interest rate on FNCB’s subordinated notes from 9.00% to 4.50% mid-2015. Partially offsetting the impact of the reduction in funding costs was an $81.5 million, or 10.8%, increase in average interest-bearing liabilities. The tax-equivalent net interest margin for the three months ended March 31, 2016 was 3.11%, an improvement of 26 basis points from 2.85% for the same period in 2015.

For the three months ended March 31, 2016 non-interest income totaled $1.3 million, a decrease of $2.1 million, or 61.1%, compared to $3.4 million for the same three months of 2015. The change resulted primarily from a decrease in net gains on the sale of securities of $2.1 million to $103 thousand in 2016 from $2.2 million in 2015. In addition, FNCB experienced a decrease of $40 thousand in other income, and a net loss of $5 thousand on the sale of OREO compared to a net gain of $5 thousand in 2015. Partially offsetting these decreases were increases in net gains on the sale of mortgage loans of $28 thousand, service charges on deposits of $27 thousand, loan-related fees of $17 thousand and income from bank-owned life insurance of $11 thousand.

Non-interest expense remained relatively flat comparing the three months ended March 31, 2016 and 2015, increasing by $22 thousand, or 0.3%. The increases were primarily a rise in salaries and benefits expense of $375 thousand, or 11.94%, along with a $74 thousand increase in data processing expenses and a $39 thousand increase in equipment expense. The increase in salaries and benefits expense resulted from additions to staff, coupled with a 30.8% increase in health insurance costs. The recent conversion to a new core operating system in the fourth quarter of 2015 and other planned improvements to FNCB’s technology infrastructure caused the increase in data processing expense and equipment expense, specifically maintenance contract costs and depreciation. These increases were mostly offset by decreases in regulatory assessments of $172 thousand, or 42.0%, occupancy expenses of $140 thousand, insurance expenses of $70 thousand, expenses of other real estate owned of $54 thousand, and legal expenses of $43 thousand.

Improved Asset Quality

FNCB’s asset quality continued to improve through March 31, 2016, a result of the effective management of problem credits and delinquent loans. Total non-performing loans decreased $219 thousand, or 5.8%, to $3.6 million at March 31, 2016 from December 31, 2015. The ratio of non-performing loans to total loans improved 3 basis points to 0.49% at March 31, 2016, compared to 0.52% at December 31, 2015. The allowance for loan and lease losses as a percentage of gross loans was 1.19% at March 31, 2016 versus 1.20% at the end of 2015. FNCB’s ratio of total delinquent loans to total loans at March 31, 2016 was 0.82%, a 2 basis point improvement from 0.84% at December 31, 2015. Each of these asset quality metrics compare favorably to industry peer.

Financial Condition

FNCB’s total assets were relatively stable, decreasing $5.6 million, or 0.5%, to $1.085 billion at March 31, 2016 from $1.091 billion at December 31, 2015. The balance sheet change primarily reflected reductions of $5.4 million in loans, net of the ALLL, $2.4 million in FHLB of Pittsburgh stock, $1.3 million in OREO and $2.9 million in cash and cash equivalents, which were mostly offset by an increase in available-for-sale securities of $9.8 million. Total deposits grew $61.6 million, or 7.5%, due primarily to the attainment of a new municipal deposit relationship, along with an influx of public deposits related to the release of state government funds in early 2016 as a result of the state budget impasse. The deposit growth was used to repay borrowings from the FHLB of Pittsburgh, which declined $61.3 million, or 45.1%, when comparing March 31, 2016 and December 31, 2015. In addition, FNCB repaid all accrued interest totaling $10.8 million that had been deferred on the subordinated notes for the period September 1, 2010 through May 31, 2015.

Total shareholders’ equity increased $5.9 million, or 6.8%, to $92.0 million at March 31, 2016 from $86.2 million at December 31, 2015. The capital improvement resulted primarily from a $5.0 million increase in accumulated other comprehensive income from the appreciation in the fair value of available-for-sale securities, net of tax effects, coupled with net income of $1.1 million for the first quarter of 2015. Partially offsetting these increases was $0.3 million in dividends paid to common shareholders.

Availability of Filings

Copies of FNCB’s most recent Annual Report on Form 10-K and Quarterly Report on form 10-Q will be provided upon request from: Shareholder Relations, First National Community Bancorp, Inc., 102 East Drinker Street, Dunmore, PA 18512 or by calling (570) 348-6419. All of FNCB’s filings with the Securities and Exchange Commission are also available on the Investor Relations page of FNCB’s website, www.fncb.com/investorrelations.

About First National Community Bank:

First National Community Bancorp, Inc. is the bank holding company of First National Community Bank, which provides personal, small business and commercial banking services to individuals and businesses throughout Lackawanna, Luzerne, and Wayne Counties in Northeastern Pennsylvania. The institution was established as a National Banking Association in 1910 as The First National Bank of Dunmore, and has been operating under its current name since 1988. For more information about FNCB, visit www.fncb.com.

INVESTOR CONTACT:

James M. Bone, Jr., CPA

Executive Vice President and

Chief Financial Officer

First National Community Bank

(570) 348-6419

james.bone@fncb.com

FNCB may from time to time make written or oral “forward-looking statements,” including statements contained in our filings with the Securities and Exchange Commission (“SEC”), in its reports to shareholders, and in other communications, which are made in good faith by us pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to FNCB’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond our control). The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan” and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause FNCB’s financial performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in our markets; the effects of, and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the timely development of and acceptance of new products and services; the ability of FNCB to compete with other institutions for business; the composition and concentrations of FNCB’s lending risk and the adequacy of FNCB’s reserves to manage those risks; the valuation of FNCB’s investment securities; the ability of FNCB to pay dividends or repurchase common shares; the ability of FNCB to retain key personnel; the impact of any pending or threatened litigation against FNCB; the marketability of shares of FNCB and fluctuations in the value of FNCB’s share price; the effectiveness of FNCB’s system of internal controls; the ability of FNCB to attract additional capital investment; the impact of changes in financial services’ laws and regulations (including laws concerning capital adequacy, taxes, banking, securities and insurance); the impact of technological changes and security risks upon our information technology systems; changes in consumer spending and saving habits; the nature, extent, and timing of governmental actions and reforms, and the success of FNCB at managing the risks involved in the foregoing and other risks and uncertainties, including those detailed in FNCB’s filings with the SEC.

FNCB cautions that the foregoing list of important factors is not all inclusive. Readers are also cautioned not to place undue reliance on any forward-looking statements, which reflect management’s analysis only as of the date of this report, even if subsequently made available by FNCB on its website or otherwise. FNCB does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of FNCB to reflect events or circumstances occurring after the date of this report.

Readers should carefully review the risk factors described in the Annual Report and other documents that FNCB periodically files with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2015.

[The Company provides tabular information as follows]

First National Community Bancorp, Inc.

Selected Financial Data

	Mar 31,	Dec 31,	Sept 30,	Jun 30,	Mar 31,
	2016	2015	2015	2015	2015
Per share data:
Net income (fully diluted)	$0.07	$1.77	$0.14	$0.05	$0.21
Cash dividends declared	$0.02	$-	$-	$-	$-
Book value	$5.57	$5.22	$3.61	$3.33	$3.38
Tangible book value	$5.56	$5.21	$3.60	$3.31	$3.36
Market value:
High	$6.90	$5.50	$6.05	$6.55	$5.40
Low	$5.11	$5.06	$5.02	$5.15	$5.25
Close	$6.12	$5.25	$5.19	$6.05	$5.26
Common shares outstanding	16,530,432	16,514,245	16,500,945	16,500,945	16,500,945

Selected ratios:
Annualized return on average assets	0.42%	10.99%	0.91%	0.34%	1.45%
Annualized return on average shareholders' equity	5.15%	192.68%	16.38%	5.89%	26.34%
Tier I leverage ratio	7.08%	7.27%	6.57%	6.64%	6.57%
Total risk-based capital to risk-adjusted assets	11.81%	11.79%	11.20%	11.60%	12.96%
Average shareholders' equity to average total assets	8.15%	5.70%	5.55%	5.73%	5.52%
Yield on earning assets (FTE)	3.52%	3.56%	3.50%	3.45%	3.48%
Cost of funds	0.48%	0.48%	0.51%	0.73%	0.75%
Net interest spread (FTE)	3.04%	3.08%	2.98%	2.72%	2.73%
Net interest margin (FTE)	3.11%	3.15%	3.07%	2.85%	2.85%
Total delinquent loans/total loans	0.82%	0.84%	1.29%	1.34%	1.10%
Allowance for loan and lease losses/total loans	1.19%	1.21%	1.36%	1.51%	1.63%
Non-performing loans/total loans	0.49%	0.52%	0.93%	0.84%	0.77%
Net charge-offs/average loans	0.47%	0.02%	0.04%	0.14%	0.01%

First National Community Bancorp, Inc.

Year-to-Date Consolidated Statements of Income

	Three Months Ended
	March 31,
(in thousands, except share data)	2016	2015
Interest income
Interest and fees on loans	$6,969	$6,472
Interest and dividends on securities
U.S. government agencies	930	971
State and political subdivisions, tax-free	10	50
State and political subdivisions, taxable	535	26
Other securities	96	157
Total interest and dividends on securities	1,571	1,204
Interest on interest-bearing deposits in other banks	4	21
Total interest income	8,544	7,697
Interest expense
Interest on deposits	642	683
Interest on borrowed funds
Interest on Federal Home Loan Bank of Pittsburgh advances	148	120
Interest on subordinated debentures	159	563
Interest on junior subordinated debentures	57	49
Total interest on borrowed funds	364	732
Total interest expense	1,006	1,415
Net interest income before provision (credit) for loan and lease losses	7,538	6,282
Provision (credit) for loan and lease losses	696	(494)
Net interest income after provision (credit) for loan and lease losses	6,842	6,776
Non-interest income
Deposit service charges	701	674
Net gain on the sale of securities	103	2,224
Net gain on the sale of mortgage loans held for sale	68	40
Net (loss) gain on the sale of other real estate owned	(5)	5
Loan-related fees	107	90
Income from bank-owned life insurance	146	135
Other	211	251
Total non-interest income	1,331	3,419
Non-interest expense
Salaries and employee benefits	3,514	3,139
Occupancy expense	493	633
Equipment expense	423	384
Data processing expense	523	448
Regulatory assessments	237	409
Bank shares tax	241	217
Expense of other real estate owned	46	100
Legal expense	120	163
Professional fees	287	301
Insurance expense	128	198
Other operating expenses	792	790
Total non-interest expense	6,804	6,782
Income before income taxes	1,369	3,413
Income tax expense (benefit)	226	(62)
Net income	$1,143	$3,475

Income per share
Basic	$0.07	$0.21
Diluted	$0.07	$0.21

Cash dividends declared per common share	$0.02	$-
Weighted average number of shares outstanding:
Basic	16,519,759	16,490,111
Diluted	16,519,759	16,490,111

First National Community Bancorp, Inc.

Quarter-to-Date Consolidated Statements of Income

	Three Months Ended
	Mar 31,	Dec 31,	Sept 30,	Jun 30,	Mar 31,
(in thousands, except share data)	2016	2015	2015	2015	2015
Interest income
Interest and fees on loans	$6,969	$7,032	$6,693	$6,475	$6,472
Interest and dividends on securities
U.S. government agencies	930	992	1,061	1,012	971
State and political subdivisions, tax-free	10	18	19	22	50
State and political subdivisions, taxable	535	458	324	97	26
Other securities	96	102	92	82	157
Total interest and dividends on securities	1,571	1,570	1,496	1,213	1,204
Interest on interest-bearing deposits in other banks	4	4	10	11	21
Total interest income	8,544	8,606	8,199	7,699	7,697
Interest expense
Interest on deposits	642	628	677	643	683
Interest on borrowed funds
Interest on Federal Home Loan Bank of Pittsburgh advances	148	147	128	119	120
Interest on subordinated debentures	159	160	162	565	563
Interest on junior subordinated debentures	57	56	50	51	49
Total interest on borrowed funds	364	363	340	735	732
Total interest expense	1,006	991	1,017	1,378	1,415
Net interest income before provision (credit) for loan and lease losses	7,538	7,615	7,182	6,321	6,282
Provision (credit) for loan and lease losses	696	(1,005)	(191)	345	(494)
Net interest income after provision (credit) for loan and lease losses	6,842	8,620	7,373	5,976	6,776
Non-interest income
Deposit service charges	701	742	799	745	674
Net gain (loss) on the sale of securities	103	(6)	4	74	2,224
Net gain on the sale of mortgage loans held for sale	68	223	13	16	40
Net (loss) gain on the sale of other real estate owned	(5)	17	129	11	5
Loan-related fees	107	152	94	106	90
Income from bank-owned life insurance	146	149	145	135	135
Legal settlements	-	-	-	184	-
Other	211	180	195	274	251
Total non-interest income	1,331	1,457	1,379	1,545	3,419
Non-interest expense
Salaries and employee benefits	3,514	4,228	3,240	3,203	3,139
Occupancy expense	493	619	500	532	633
Equipment expense	423	423	408	442	384
Data processing expense	523	556	471	501	448
Regulatory assessments	237	239	203	99	409
Bank shares tax	241	53	217	218	217
Expense of other real estate owned	46	62	91	147	100
Legal expense	120	106	80	88	163
Professional fees	287	234	193	286	301
Insurance expense	128	131	128	202	198
Legal settlement	-	777	-	-	-
Other operating expenses	792	1,159	884	962	790
Total non-interest expense	6,804	8,587	6,415	6,680	6,782
Income before income taxes	1,369	1,490	2,337	841	3,413
Income tax expense (benefit)	226	(27,719)	-	22	(62)
Net income	$1,143	$29,209	$2,337	$819	$3,475

Income per share
Basic	$0.07	$1.77	$0.14	$0.05	$0.21
Diluted	$0.07	$1.77	$0.14	$0.05	$0.21

Cash dividends declared per common share	$0.02	$-	$-	$-	$-
Weighted average number of shares outstanding:
Basic	16,519,759	16,506,294	16,500,945	16,500,945	16,490,111
Diluted	16,519,759	16,506,294	16,500,945	16,500,945	16,490,111

First National Community Bancorp, Inc.

Consolidated Balance Sheets

	Mar 31,	Dec 31,	Sept 30,	Jun 30,	Mar 31,
(in thousands)	2016	2015	2015	2015	2015
Assets
Cash and cash equivalents:
Cash and due from banks	$16,367	$19,544	$20,631	$22,443	$19,985
Interest-bearing deposits in other banks	1,847	1,539	10,383	49,872	17,390
Total cash and cash equivalents	18,214	21,083	31,014	72,315	37,375
Securities available for sale, at fair value	263,523	253,773	249,228	226,539	204,635
Stock in Federal Home Loan Bank of Pittsburgh at cost	3,932	6,344	4,298	2,684	3,061
Loans held for sale	455	683	4,634	138	-
Loans, net of net deferred costs and unearned income	728,158	733,716	723,166	683,588	672,165
Allowance for loan and lease losses	(8,635)	(8,790)	(9,825)	(10,328)	(10,944)
Net loans	719,523	724,926	713,341	673,260	661,221
Bank premises and equipment, net	10,904	11,193	11,258	11,059	11,221
Accrued interest receivable	2,854	2,475	2,618	2,174	2,118
Intangible assets	96	137	179	220	261
Bank-owned life insurance	29,527	29,381	29,232	29,087	28,952
Other real estate owned	1,806	3,154	1,618	1,740	2,369
Other assets	34,181	37,469	7,799	8,455	9,028
Total assets	$1,085,015	$1,090,618	$1,055,219	$1,027,671	$960,241

Liabilities
Deposits:
Demand (non-interest-bearing)	$162,882	$154,531	$152,038	$144,075	$134,993
Interest-bearing	720,243	667,015	700,004	721,293	640,118
Total deposits	883,125	821,546	852,042	865,368	775,111
Borrowed funds:
Federal Home Loan Bank of Pittsburgh advances	74,511	135,802	93,058	57,771	67,612
Subordinated debentures	14,000	14,000	14,000	14,000	25,000
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310
Total borrowed funds	98,821	160,112	117,368	82,081	102,922
Accrued interest payable	333	11,165	11,187	11,344	10,788
Other liabilities	10,695	11,617	14,989	13,935	15,678
Total liabilities	992,974	1,004,440	995,586	972,728	904,499

Shareholders' equity
Preferred stock	-	-	-	-	-
Common stock	20,663	20,643	20,626	20,626	20,626
Additional paid-in capital	62,069	62,059	61,939	61,870	61,801
Retained earnings (accumulated deficit)	4,527	3,714	(25,495)	(27,832)	(28,651)
Accumulated other comprehensive income (loss)	4,782	(238)	2,563	279	1,966
Total shareholders' equity	92,041	86,178	59,633	54,943	55,742
Total liabilities and shareholders’ equity	$1,085,015	$1,090,618	$1,055,219	$1,027,671	$960,241

First National Community Bancorp, Inc.

Summary Tax-equivalent Net Interest Income

	Three Months Ended
	Mar 31,	Dec 31,	Sept 30,	Jun 30,	Mar 31,
(dollars in thousands)	2016	2015	2015	2015	2015
Interest income
Loans:
Loans - taxable	$6,603	$6,694	$6,371	$6,148	$6,148
Loans - tax-free	555	512	488	495	491
Total loans	7,158	7,206	6,859	6,643	6,639
Securities:
Securities, taxable	1,561	1,552	1,477	1,191	1,154
Securities, tax-free	15	27	29	33	76
Total interest and dividends on securities	1,576	1,579	1,506	1,224	1,230
Interest-bearing deposits in other banks	4	4	10	11	21
Total interest income	8,738	8,789	8,375	7,878	7,890
Interest expense
Deposits	642	628	677	643	683
Borrowed funds	364	363	340	735	732
Total interest expense	1,006	991	1,017	1,378	1,415
Net interest income	$7,732	$7,798	$7,358	$6,500	$6,475

Average balances
Earning assets:
Loans:
Loans - taxable	$683,198	$685,795	$660,709	$637,005	$633,731
Loans - tax-free	48,433	43,429	41,746	42,225	41,125
Total loans	731,631	729,224	702,455	679,230	674,856
Securities:
Securities, taxable	256,555	251,108	241,799	211,833	194,268
Securities, tax-free	1,107	1,713	1,707	2,007	4,283
Total securities	257,662	252,821	243,506	213,840	198,551
Interest-bearing deposits in other banks	3,746	6,797	12,185	18,984	34,708
Total interest-earning assets	993,039	988,842	958,146	912,054	908,115
Non-earning assets	101,958	65,633	62,063	62,254	61,476
Total assets	$1,094,997	$1,054,475	$1,020,209	$974,308	$969,591
Interest-bearing liabilities:
Deposits	$725,369	$702,783	$690,039	$646,656	$658,193
Borrowed funds	113,386	119,281	105,109	108,234	99,046
Total interest-bearing liabilities	838,755	822,064	795,148	754,890	757,239
Demand deposits	146,994	146,457	143,140	137,674	132,316
Other liabilities	19,967	25,811	25,303	25,964	26,525
Shareholders' equity	89,281	60,143	56,618	55,780	53,511
Total liabilities and shareholders' equity	$1,094,997	$1,054,475	$1,020,209	$974,308	$969,591

Yield/Cost
Earning assets:
Loans:
Interest and fees on loans - taxable	3.87%	3.90%	3.86%	3.86%	3.88%
Interest and fees on loans - tax-free	4.58%	4.72%	4.67%	4.69%	4.78%
Total loans	3.91%	3.95%	3.91%	3.91%	3.94%
Securities:
Securities, taxable	2.43%	2.47%	2.44%	2.25%	2.38%
Securities, tax-free	5.48%	6.37%	6.75%	6.64%	7.10%
Total securities	2.45%	2.50%	2.47%	2.29%	2.48%
Interest-bearing deposits in other banks	0.43%	0.24%	0.33%	0.23%	0.24%
Total earning assets	3.52%	3.56%	3.50%	3.45%	3.48%
Interest-bearing liabilities:
Interest on deposits	0.35%	0.36%	0.39%	0.40%	0.42%
Interest on borrowed funds	1.28%	1.22%	1.29%	2.72%	2.96%
Total interest-bearing liabilities	0.48%	0.48%	0.51%	0.73%	0.75%
Net interest spread	3.04%	3.08%	2.98%	2.72%	2.73%
Net interest margin	3.11%	3.15%	3.07%	2.85%	2.85%

First National Community Bancorp, Inc.

Asset Quality Data

	Mar 31,	Dec 31,	Sept 30,	Jun 30,	Mar 31,
(in thousands)	2016	2015	2015	2015	2015
At period end
Non-accrual loans, including non-accruing troubled debt restructured loans (TDRs)	$3,569	$3,788	$6,741	$5,757	$5,184
Loans past due 90 days or more and still accruing	-	-	-	-	-
Total non-performing loans	3,569	3,788	6,741	5,757	5,184
Other real estate owned (OREO)	1,806	3,154	1,618	1,740	2,369
Total non-performing loans and OREO	$5,375	$6,942	$8,359	$7,497	$7,553

Accruing TDRs	$4,623	$4,982	$5,065	$5,289	$5,807

For the three months ended
Allowance for loan and lease losses
Beginning balance	$8,790	$9,825	$10,328	$10,944	$11,520
Loans charged-off	1,148	198	968	1,192	277
Recoveries of charged-off loans	297	168	656	231	195
Net charge-offs	851	30	312	961	82
Provision (credit) for loan and lease losses	696	(1,005)	(191)	345	(494)
Ending balance	$8,635	$8,790	$9,825	$10,328	$10,944